        (form effective July 2, 1996)

               [FORM OF [EMTN]/1/ [DEBT SECURITY]/2/ TEMP. GLOBAL


                            FIXED RATE BEARER NOTE]


                    Temporary Global Fixed Rate Bearer Note


BEARER                                                                    BEARER











----------------------
  /1/    To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

  /2/    To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are not applicable.

No. TGFX                                                        [          ]/1/
                                                                [          ]/2/


[EURO MEDIUM-TERM NOTE ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. GENERAL ELECTRIC CAPITAL CORPORATION IS NOT AN AUTHORIZED INSTITUTION UNDER THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS NOT BEEN GUARANTEED.]/3/

THIS SECURITY IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, REPRESENTING (AND EXCHANGEABLE FOR) DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES. IF SO PROVIDED HEREIN, THIS GLOBAL NOTE MAY ALSO BE EXCHANGED DIRECTLY FOR DEFINITIVE BEARER NOTES OR DEFINITIVE REGISTERED NOTES. THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE OR FOR DEFINITIVE NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.





-------------------------
   /1/ Insert Principal Amount.

   /2/ Insert Optional Payment Amount if the Note has a dual-currency feature.

   /3/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable.

                      GENERAL ELECTRIC CAPITAL CORPORATION
                 [EURO MEDIUM-TERM NOTE]/1/ [DEBT SECURITY]/2/
                                  (Fixed Rate)

                                    SERIES:

PRIVATE                  INITIAL REDEMPTION                 SPECIFIED (FACE                     DETERMINATION
COMMON                   DATE:                              AMOUNT) CURRENCY:                   AGENT:
CODE:

                         INITIAL REDEMPTION                 OPTIONAL PAYMENT                    APPLICABILITY OF
ISIN:                    PERCENTAGE:                        CURRENCY:                           MODIFIED PAYMENT
                                                                                                UPON ACCELERATION
                                                                                                OR REDEMPTION:

ORIGINAL ISSUE           APPLICABILITY OF                   DESIGNATED EXCHANGE
DATE:                    ANNUAL REDEMPTION                  RATE:                               If yes, state Issue Price and
                         PERCENTAGE                                                             each redemption date and
                         REDUCTION:                                                             redemption price:

MATURITY DATE:                                              OPTION VALUE
                                                            CALCULATION AGENT:
                         If yes, state Annual Percentage
INTEREST RATE:           Reduction:
                                                                                                DENOMINATIONS OF
                                                                                                DEFINITIVE NOTES (if not
                                                            INDEXED CURRENCY:                   as set forth herein):

INTEREST                 OPTIONAL REPAYMENT
PAYMENT                  DATE(S):                           CURRENCY BASE RATE:                 TAX REDEMPTION DATE:
PERIOD:

                         INTEREST ACCRUAL                   AVAILABILITY OF
                         DATE:                              REGISTERED NOTES:


INTEREST
PAYMENT                                                     IF THIS NOTE IS
DATE(S):                 OPTION ELECTION DATES:             EXCHANGEABLE
                                                            DIRECTLY FOR
                                                            DEFINITIVE NOTES,
                                                            INDICATE FORM(S) OF
                                                            DEFINITIVE NOTES:

     General Electric Capital Corporation, a New York corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to each of Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (the "Euroclear Operator"), and Cedel Bank, societe anonyme ("Cedel Bank"), or any other recognized or agreed clearing system, with respect to that portion of this Note held for its account, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) specified in Schedule A hereto, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest


---------------------
  /1/    To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

  /2/    To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are not applicable.

Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date).

     Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment, in each case, upon Certification. Upon the payment of interest on this Note, the Fiscal and Paying Agent (as defined below) shall cause Schedule A of this Note to be endorsed to reflect such payment of interest and the amount of interest so paid shall be noted. No payments on this Note will be made at any office or agency maintained by the Company in the United States for the payment of principal of, premium, if any, and interest, if any, on this Note, nor will any such payment be made by mail to an address in the United States or by transfer to an account maintained by the holder of this Note with a bank in the United States. Notwithstanding the foregoing, if this Note is payable in U.S. dollars and if payment in U.S. dollars of the full amount payable on this Note at the offices of all paying agencies outside the United States would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

     This Note is issued in bearer form and represents a portion of a duly authorized issue of [Euro Medium-Term Notes]/1/ [Debt Securities]/2/ of the Series specified above, issued under an amended and restated fiscal and paying agency agreement, dated as of July 2, 1996 among the Company, GE Capital Australia Limited, General Electric Capital Canada Inc. and The Chase Manhattan Bank (National Association), London Branch, as fiscal agent and as principal paying agent (in such capacities, the "Fiscal and Paying Agent") (as amended and supplemented from time to time, the "Fiscal Agency Agreement"). The Notes are issuable in bearer form (the "Bearer Notes"), with interest coupons attached (except in the case of Bearer Notes in global form), and (if so provided above) are also issuable in fully registered form, without coupons (the "Registered Notes" and, together with the Bearer Notes, the "Notes"). Unless otherwise specified above, the definitive Bearer Notes, with interest coupons attached, are issuable in the denominations of 1,000 units, 10,000 units or 100,000 units of the Specified Currency indicated on the face hereof and the definitive Registered Notes are issuable in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof.

     [The Company has complied, as at the Issue Date of this temporary global Note, with its obligations under the listing rules made by the London Stock Exchange Limited (the "London Stock Exchange") pursuant to Section 142(6) of the Financial Services Act 1986 in respect of its debt securities that have been admitted to the Official List of the London Stock Exchange and since the last publication in compliance with such rules of information about the Company, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances that could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect of the Notes represented by this temporary global Note as they fall due.]/3/


-------------------
   /1/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable.

   /2/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

   /3/ To be inserted if the Note is denominated in pounds sterling and the Banking Act 1987 (Exempt Transactions) regulations are not applicable.

     Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Fixed Rate Bearer Note (the"Permanent Global Fixed Rate Bearer Note") (or if so specified above, the definitive Fixed Rate Bearer Notes or definitive Fixed Rate Registered Notes) to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Company and the holder
       ------- --------
hereof as if fully set forth herein.

     This Note is exchangeable in whole or from time to time in part for (i) an interest (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Note) in a single Permanent Global Fixed Rate Bearer Note or (ii) if so specified above, an equal principal amount of definitive Fixed Rate Bearer Notes and/or definitive Fixed Rate Registered Notes upon request of the Euroclear Operator or Cedel Bank, acting on behalf of the owner of a beneficial interest in the Note, to the Fiscal and Paying Agent only on or after the Exchange Date upon Certification to the effect that the Notes to be issued upon such exchange are not being acquired by or on behalf of a United States Person or, if a United States Person has a beneficial interest in the Notes, that such person is (i) a Qualifying Foreign Branch purchasing for its own account or for resale, (ii) a United States Person who acquires the Notes through a Qualifying Foreign Branch and who holds the obligation through such financial institution on the date of Certification, or (iii) a financial institution who acquires the Notes for purposes of resale during the Restricted Period other than for purposes of resale directly or indirectly to a United States Person or to a person within the United States. Upon exchange of any portion of this Note for a Permanent Global Fixed Rate Bearer Note (or definitive Fixed Rate Bearer Notes and/or definitive Fixed Rate Registered Notes), the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent Global Fixed Rate Bearer Note (or definitive Fixed Rate Bearer Notes and/or definitive Fixed Rate Registered Notes), this Note shall in all respects be entitled to the same benefits under the Fiscal Agency Agreement as a duly authenticated and delivered definitive Note.

     If this Note is subject to a tax redemption or if all or any portion of the principal hereof is accelerated, each as described in the Fiscal Agency Agreement, payment of the amount due upon any such redemption or acceleration shall be subject to receipt of Certification.

     Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

     As used herein:

     (a) the term "Certification" means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator or Cedel Bank, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders;

     (b) the term "Qualifying Foreign Branch" means a branch of a United States financial institution, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v), located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition of purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended and the regulations thereunder;

     (c) the term "Restricted Period" with respect to each issuance means the period which begins on the earlier of the date on which the Company receives the proceeds of the sale of this Note with respect to its issuance or the first date on which this Note is offered to persons other than the Agents, and which ends 40 days after the date on which the Company receives the proceeds of the sale of this Note; provided that if this Note is held as part of an unsold allotment or
           --------
subscription, any offer or sale of this Note shall be deemed to be during the Restricted Period;

     (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

     (e) the term "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source; and

     (f) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                              GENERAL ELECTRIC CAPITAL
                                  CORPORATION



[SEAL]                        By:_______________________________
                                 Title:

Attest:


By:________________________
           Title



CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred
to in the within-mentioned Fiscal Agency Agreement.



THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Fiscal and Paying Agent


By:_______________________
     Authorized Officer

                                                                      SCHEDULE A
                                                                      ----------



                             SCHEDULE OF EXCHANGES
                             ---------------------


     The Initial Principal Amount of this Note is _____________. The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Fixed Rate Bearer Note (or if so specified above, for definitive Notes) have been made:


====================================================================================================================
Date                      Payment of     Principal (Face)/1/      Remaining                     Notation made by
of Exchange or            Interest       Amount                   Principal (Face)/1/           or on behalf of
Interest Payment                         Exchanged for            Amount                        Fiscal and Paying
                                         Permanent Global         Outstanding                   Agent
                                         Bearer Notes or          Following Such
                                         Definitive Notes         Exchange
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



--------------------------
   /1/   To be used instead of "Principal" if the Note has a dual-currency or index feature.

                 [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
                HOLDER OF THE EUROCLEAR OPERATOR AND CEDEL BANK]

                                                                     EXHIBIT B-1
                                                                     -----------


                                  CERTIFICATE

               -------------------------------------------------

                      General Electric Capital Corporation
                [Euro Medium-Term Notes]/1/ [Debt Securities]/2/

                  Represented by Temporary Global Note No. __.


     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.


---------------------
  /1/   To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

  /2/   To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are not applicable.

                                                                     EXHIBIT B-1
                                                                     -----------
                                                                          Page 2



     This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _______________, 19__
[To be dated no earlier than the 10th day before [insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date] [insert Exchange Date]]

                              [Name of Account Holder]


                              By:______________________
                                 (Authorized Signatory)

                              Name:
                              Title:

                      [FORM OF CERTIFICATE TO BE GIVEN BY
                     THE EUROCLEAR OPERATOR AND CEDEL BANK]

                                                                     EXHIBIT B-2
                                                                     -----------

                                  CERTIFICATE

                   ----------------------------------------

                      General Electric Capital Corporation
                [Euro Medium-Term Notes]/1/ [Debt Securities]/2/

                 Represented by Temporary Global Note No. ____.


     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Exhibit B-1 to the Fiscal and Paying Agency Agreement, as of the date hereof, _____________ principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that
(a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.



------------------------
  /1/     To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are applicable, or if the
Note is denominated in a currency other than pounds sterling.

  /2/     To be inserted if the Note is denominated in pounds sterling and the
Banking Act 1987 (Exempt Transactions) regulations are not applicable.

                                                                     EXHIBIT B-2
                                                                     -----------
                                                                          Page 2



     We further certify (i) that we are not making available herewith for exchange any portion of the temporary global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith are no longer true and cannot be relied upon as the date hereof.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________________, 19__
[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date] [insert Exchange Date]]

                              [MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, BRUSSELS OFFICE,
                                as Operator of the Euroclear System]

                              [CEDEL BANK, SOCIETE ANONYME]


                              By:__________________________